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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 10, 2000

                            Chordiant Software, Inc.
             (Exact name of Registrant as specified in its Charter)

          Delaware                      000-29357                     93-105328
(State or other jurisdiction      (Commission File No.)             (IRS Employer
     of incorporation)                                         Identification Number)

                    20400 Stevens Creek Boulevard, Suite 400
                              Cupertino, CA 95014
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (408) 517-6100

                                      N/A
         (Former name or former address, if changed since last report)

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Item 5. Other Events

  Chordiant entered into a license for its CCS product and related service agreements with Chase Manhattan Mortgage Corporation. As discussed in the Prospectus filed by Chordiant with the Securities and Exchange Commission on February 15, 2000, Chase alleged a breach of the agreements between the parties. At December 31, 1999, our outstanding receivable balance from Chase was $1.7 million. On March 1, 2000, we agreed with Chase to terminate the existing agreements between us, and Chase agreed to pay us the $1.7 million receivable balance under the agreements as of December 31, 1999. The parties also entered into a separate agreement whereby Chase transferred to us ownership of certain technology and intellectual property developed by the parties under our prior agreements. Chordiant intends to use this technology to add additional functionality to our core CCS product as well as develop and market a credit and collections application for the financial services industry. We agreed to pay Chase $3.5 million for the intellectual property rights to the technology. Chase retains an option to purchase a license to the credit and collections application when it is made commercially available by Chordiant. Chase has also agreed to assist Chordiant by providing certain consulting services in designing the application.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2000                      Chordiant Software, Inc.

                                                  /s/ Samuel T. Spadafora
                                          By: _________________________________
                                                    Samuel T. Spadafora

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